MassMutual
FINANCIAL GROUP℠

Massachusetts Mutual Life Insurance Company
1295 State Street
Springfield, MA 01111-0001

Mailing Address
MassMutual Financial Group
Annuity Service Center Hub
P.O. Box 9067
Springfield, MA 01102-9067

Contract # ____________________
(For Home Office use only.)

☐ Check here if Purchase Payment is enclosed

Single Premium Immediate Variable Annuity Application – MassMutual RetireEase Select℠

1. Owner/Annuitant Information

Name (First, MI, Last)	Suffix	Tax I.D./Social Security #
Resident Street Address (No P.O. Box)		Birth Date (mm/dd/yyyy)
Resident Address (City, State, Zip)	State Where Employed (if not employed, write N/A):	Gender: ☐ Male ☐ Female
Mailing Address (If different than street address above)		Telephone Number (including area code)

☐ I certify that I am a U.S. person (U.S. Citizen or resident alien) and that the Taxpayer Identification Number provided is my correct number and that the Internal Revenue service has NOT notified me that I am subject to Backup withholding.

☐ I certify that I am NOT a U.S. person and that I am a resident of ______________________________ (country).

☐ I certify that this Contract will be owned by a U.S. Legal Entity (e.g. Corporation/Partnership/LLC/Trust); Business/Purpose of Entity: ______________________________

2. Joint Owner Information – *(Joint Ownership only allowed on non-qualified Contracts. Both signatures will be required for all Owner transactions.)*

Name (First, MI, Last)	Suffix	Tax I.D./Social Security #
Resident Street Address (No P.O. Box)		Birth Date (mm/dd/yyyy)
Resident Address (City, State, Zip)	State Where Employed (if not employed, write N/A):	Gender: ☐ Male ☐ Female
Mailing Address (If different than street address above)		Telephone Number (including area code)

Joint Owner Relationship to Owner: ☐ Spouse ☐ Non-Spouse

☐ I certify that I am a U.S. person (U.S. Citizen or resident alien) and that the Taxpayer Identification Number provided is my correct number and that the Internal Revenue service has NOT notified me that I am subject to Backup withholding.

☐ I certify that I am NOT a U.S. person and that I am a resident of ______________________________ (country).

☐ I certify that this Contract will be owned by a U.S. Legal Entity (e.g. Corporation/Partnership/LLC/Trust); Business/Purpose of Entity: ______________________________

3. Annuitant Information – *(If different from Owner named in section 1.)*

Name (First, MI, Last)	Suffix	Tax I.D./Social Security #
Birth Date (mm/dd/yyyy)	Resident State	Gender: ☐ Male ☐ Female
Mailing Address		

4. Joint Annuitant Information – *(If any and if different from Joint Owner named in section 2.)*

Name (First, MI, Last)	Suffix	Tax I.D./Social Security #
Birth Date (mm/dd/yyyy)	Joint Annuitant Relationship to Annuitant: ☐ Spouse ☐ Non-Spouse	Gender: ☐ Male ☐ Female
Mailing Address		

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5. Beneficiary Information – *(In the event no Beneficiary designation is on record, death benefit proceeds will be paid to the default Beneficiary as provided under the terms of the Contract. Unless you indicate otherwise, in the event of the death of a Joint Owner, the surviving Joint Owner, if any, will be treated as the Primary Beneficiary. Unless you indicate otherwise, if a Beneficiary in any class predeceases the last surviving Annuitant, that Beneficiary's share will be distributed pro-rata among the remaining Beneficiaries in that class.)*

- *If Joint Annuitants are designated under a qualified Contract, the surviving Annuitant must be the sole Primary Beneficiary.*
- *For the "% of remaining payments" section, as an alternative you may write "In Equal Shares" if desired.*

☐ Check here if the Contract is jointly owned and a designation other than the surviving Owner is to be the Primary Beneficiary.

Primary Beneficiary Name	Date Of Birth	Social Security Number	Relationship To Owner	% Of Remaining Payments
Contingent Beneficiary Name	Date Of Birth	Social Security Number	Relationship To Owner	% Of Remaining Payments

6. New Contract Market Type – (*Select only one choice.)*

Non-Qualified: ☐ Non-Qualified
Qualified: ☐ IRA ☐ SEP IRA ☐ Custodial IRA* ☐ Inherited IRA
[☐ Roth IRA *(5-year restriction)*] [☐ SIMPLE IRA *(2-year restriction)]*
[☐ TSA ERISA 403(b)] [☐ Non-ERISA TSA (external 90-24 transfers only.)]
[☐ Roth Inherited IRA *(5-year restriction)*]
[Qualified Plan*: ☐ Pension Plan ☐ 401(k) ☐ Keogh (HR10)
☐ Profit Sharing Plan ☐ Money Purchase Pension Plan]
* *Submit Disclosure Form (F6935)*

7. Source of Purchase Payment – (Complete applicable transfer/rollover of assets forms.)

☐ Current Income/Personal Savings	☐ Non-Qualified Contract	☐ CD/Mutual Fund
☐ Non-Qualified Deferred Compensation	☐ Custodial IRA	☐ Trust Funds
☐ Roth IRA (__________ mm/dd/yyyy)*	☐ SEP IRA	☐ SIMPLE IRA
☐ Spousal IRA	☐ Traditional IRA	☐ Qualified Employer Plan
☐ TSA/90-24 Non-ERISA transfer	☐ Governmental 457 Deferred Comp	☐ Other (specify):__________

**For Roth IRAs, please indicate the date the Roth was established.* ____________

8. Purchase Payment ***(A $10,000 minimum is required.)***

Single Purchase Payment Amount $ ______________________________ *Please estimate for transfers.*

- *All transfers/rollovers received within 60 calendar days from our receipt of the first payment constitute a single Purchase Payment. The single Purchase Payment will be applied to this Contract upon the earlier of: (a) our receipt of all transfer/rollover payments, or (b) 60 calendar days from our receipt of the first payment. Any portion of the Purchase Payment allocated to the General Account will receive credit for the time between our receipt of the payment and the Contract issue date. Any portion of the Purchase Payment allocated to a variable investment choice will not receive such a credit nor will it receive stock market performance.*
- *If the minimum Purchase Payment amount is not satisfied within 60 calendar days from our receipt of the first payment, the Purchase Payment will be returned and no Contract will be issued. If, on the 60th calendar day since our receipt of the first payment, the amount received to date meets the minimum Purchase Payment requirement, we will issue the Contract with the amount received to date regardless of the fact that the entire amount of the anticipated single Purchase Payment has not been received by us. If you would prefer we open separate Contracts at the time each transfer/rollover is received, please submit a separate Application for each.*

9. REQUIRED Replacement Question - (This section must be completed by the Owner.)
APPLICATIONS THAT DO NOT CONTAIN THIS INFORMATION WILL NOT BE ACCEPTED.

Will the annuity applied for replace or change any existing individual or group life insurance or annuity? ☐ Yes* ☐ No
**If answering "yes", please complete applicable replacement forms.*

10. Annuity Options

Evidence of Age is required for any Single Life or Joint Life annuity option including Life with Period Certain.

No annuity Contract will be issued until receipt of satisfactory proof of the date of birth of the Proposed Annuitant(s) is received at the Annuity Service Center. Acceptable forms of identification must include a birthdate and may be a: [copy of a birth certificate, driver's license, marriage certificate, baptismal certificate, school records, military records, passport or voter registration card.]

Required:

Select One Option	**Select One Guarantee (Only for Single Life or Joint Life Options)**
☐ Period Certain Only _____ Years, _____ Months	☐ No Refund [☐ Installment Refund]
☐ Single Life	☐ _____ Years Period Certain [☐ Cash Refund]
☐ Joint Life	

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Complete this section only if Joint Life has been selected:

Select One Option

☐ No Reduction

☐ Annuity Reducing at Death of Either Annuitant to (select one): ☐ 3/4 ☐ 2/3 ☐ 1/2

☐ Annuity Reducing at Death of Annuitant to (select one): ☐ 3/4 ☐ 2/3 ☐ 1/2

11. MassMutual Inflation Protector℠ - ***(Select only one option. Must be selected at time of Application and may not be changed thereafter. The annual increase, if elected, will only apply to the payment portion generated from the General Account.)***

☐ None *(default option if no selection is made)* ☐ [1%] ☐ [2%]

☐ [3%] ☐ [4%] ☐ [5%]

12. Optional Riders - *(Select only one option. Must be selected at time of Application.)*

☐ None *(default option if no selection is made)*

☐ **MassMutual Payment Protector℠** Rider (If selected, you must participate in the Automatic Rebalancing program and are subject to certain asset allocation class parameters. In addition, the 1% Assumed Investment Rate (AIR) must be selected.)

☐ **MassMutual Budget Protector℠** Rider (If selected and you are choosing the Period Certain option you must designate full years. Once this option is selected it cannot be changed after issue.)

13. Assumed Investment Rate (AIR) – (Select only one option. Must be selected at time of Application and may not be changed thereafter. The 1% AIR is required if the MassMutual Payment Protector Rider℠ is elected.)

☐ 1% ☐ 3% ☐ 5%

14. Linked MassMutual RetireEase Select℠ Variable Annuity Contracts

A. Would you like to combine the Annuity Payments and statements for this MassMutual RetireEase Select℠ Variable Annuity with an existing MassMutual RetireEase Select℠ Variable Annuity?

☐ Yes (if "yes", skip question 15) ☐ No *(default option if no selection is made)*

B. If yes, please list the existing MassMutual RetireEase Select℠ Variable Annuity Contract number. (Owner(s), payment frequency and payment date for both Contracts must be the same.)

15. Payment Date and Frequency - (Must be selected at time of Application and may not be changed thereafter. If this Contract is being linked to an existing Contract, do not complete this question.)

☐ Monthly *(default option if no selection is made)* ☐ Quarterly ☐ Semi-annual ☐ Annual

First Annuity Payment Date: ____________ (mm/dd/yyyy) (The first Annuity Payment will be deferred for one month from the date the Purchase Payment is received if no Annuity Payment date is filled out. The distribution date will be 5 days prior to the Annuity Payment date; this may impact the tax-reporting year.)

16. Payment Method – (*Please note that in situations where the Owner and Payee are different, there may be tax consequences to the Owner. There is a limit of no more than 4 Payees. If more than one alternate Payee is requested, please include additional Payee information in the "Miscellaneous Instructions/Comments" section.*)

Pay Annuity Payment to:

☐ Owner _______% or $___________ ☐ Check *(default option if no selection is made) or* ☐ Direct Deposit

☐ Joint Owner _______% or $___________ ☐ Check *(default option if no selection is made) or* ☐ Direct Deposit

☐ Alternate Payee _______% or $___________ ☐ Check *(default option if no selection is made) or* ☐ Direct Deposit

Payee

Street Address

City, State & Zip

Social Security or Tax Identification Number

17. Miscellaneous Instructions/Comments

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1A. Bank Information – (Please complete only if you elect Direct Deposit.)

I hereby authorize MassMutual to make all periodic payments due to me under this Contract by Electronic Direct Deposit to the bank account designated below. I also authorize MassMutual to initiate debits to that bank account for overpayments made to me and the bank named below to debit my account and refund any such overpayments to MassMutual. Payments made under this agreement shall fully satisfy MassMutual’s obligation to make payments to me.

I also agree that to cancel this agreement, I must give at least one months written notice to the MassMutual Home Office. Upon my death, my executors or administrators shall pay to MassMutual from my estate the amount of any payments collected by the bank, which were not payable because they were issued after my death.

Owner Signature (If direct deposit has been elected) Joint Owner Signature (If applicable)

Bank Account Holder Signature (If different from Owner) Bank Account Holder Signature (If applicable)

Payee/Bank Account Holder Name

Bank Name

Bank Address (Street/P.O. Box)

Bank Address (City, State, Zip)

Type of Account: F Checking F Savings

Branch Telephone Number

Bank ACH Transit Routing Number (9-digit number)

Bank Account Number (Copy Of Voided Check Required)

Payee/Bank Account Holder Name

Bank Name

Bank Address (Street/P.O. Box)

Bank Address (City, State, Zip)

Type of Account: F Checking F Savings

Branch Telephone Number

Bank ACH Transit Routing Number (9-digit number)

Bank Account Number (Copy Of Voided Check Required)

2A. Tax Withholding

Payments qualifying as eligible rollover distributions, which you receive from tax-qualified contracts, are subject to mandatory 20% Federal income tax withholding. The Internal Revenue Code requires you receive a reasonable time (at least 30 days) to consider making a direct rollover of your tax-qualified assets to an eligible retirement plan rather than receiving an eligible rollover distribution subject to mandatory withholding. You may elect to waive the right to this required time period.

Other payments you receive from Massachusetts Mutual Life Insurance Company (“MassMutual”) are subject to Federal income tax withholding unless you elect not to have withholding apply. Any election you make will remain in effect until you revoke it by returning to us a signed and dated revocation of election. If no withholding election is affirmatively made, withholding will be performed based on a filing status of married with three exemptions as required by the Internal Revenue Code.

If you elect not to have withholding apply to your other payments, or if you do not have enough Federal income tax withheld from these payments, you may be responsible for the payment of estimated tax and/or be subject to estimated tax penalties.

State and/or local income tax withholding will be performed in those jurisdictions where it is required. In addition, if federal withholding is elected we will assume that state and local withholding is also elected for those jurisdictions where withholding is optional, unless otherwise indicated in the Miscellaneous Instructions/Comments section. If taxes are withheld, they will be withheld for all Payees, including those with dollar amount Annuity Payments.

You should consult with a professional tax advisor before you begin receiving payments. Please check the appropriate box below to make your withholding election for payments other than eligible rollover distributions:

A. F I elect to have no income tax withheld from my annuity payments (do not complete B or C).

• F I want my withholding from each annuity payment to be figured using the default assumption of married claiming three exemptions unless another election of allowances and marital status is shown below (you may also designate an additional amount in item C).

            Allowances F Single F Married F Married, but withhold at a higher single rate

C. F Withhold the following additional amount from each annuity payment (you must complete B) $

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Allocation Options

3A. Investment Allocation Of Initial Purchase Payment And Automatic Rebalancing

When completing the investment and automatic rebalancing allocation sections, please use whole percentages only. The total of both columns must equal 100%.

No more than 70% of the Initial Purchase Payment may be allocated to the General Account.

If the **MassMutual Payment Protector**[SM] rider has been selected, you must participate in the Automatic Rebalancing program and you must also allocate values according to the following asset class parameters:

International/Global Funds – [at least 5% of assets and but no more than 20%.]
Small/Mid Cap Growth Funds – [0 to 15% of assets.]
Small/Mid Cap Value Funds – [at least 10% of assets but no more than 15%.]
Large Cap Growth Funds – [at least 5% of assets but no more than 20%.]
Large Cap Value Funds – [at least 10% of assets but no more than 20%.]
Short Term/Stable Value Funds – [0 to 70% of assets.]

☐ Check here to participate in Automatic Rebalancing (optional if the **MassMutual Payment Protector**[SM] rider is not elected)
The Automatic Rebalancing Program allows you to automatically rebalance your Contract Value to the investment choice(s) selected below.

Automatic Rebalancing Frequency Mode:

☐ Monthly ☐ Quarterly *(default option if **MassMutual Payment Protector**[SM] rider is elected and this section is not completed)*
☐ Semi-annually ☐ Annually

Enter Start Date: ______________________
(mm/dd/yyyy)

Fund Name	Original %	Rebalance %
General Account		
General Account (???)		N/A
Sector Funds:		
AIM V.I. Financial Services (???)	%	%
AIM V.I. Global Health Care (???)	%	%
AIM V.I. Technology (???)	%	%
ING VP Real Estate (???)	%	%
PIMCO CommodityRealReturn Strategy (???)	%	%
International/Global Funds [1]*:*		
MML Neuberger Berman Global (???)	%	%
MML Templeton Foreign (???)	%	%
Oppenheimer Global Securities (???)	%	%
Oppenheimer International Growth (???)	%	%
Small/Mid-Cap Growth Funds [1]*:*		
MML RS Emerging Growth Equity (???)	%	%
MML W&R/Wellington Small Cap Growth Equity (???)	%	%
MML T Rowe Mid-Cap Growth (???)	%	%
Oppenheimer Aggressive Growth (???)	%	%
Small/Mid-Cap Blend Funds:		
MML Babson Small Cap Equity (???)	%	%
MML Babson Small Company Opps (???)	%	%
MML Small Cap Index (???)	%	%
Small/Mid-Cap Value Funds [1]*:*		
MML American Century Value (???)	%	%
MML Goldman Sachs Small Cap Value (???)	%	%

Certain investment choices may not be available in all states

Fund Name	Original %	Rebalance %
Large Cap Growth Funds [1]*:*		
MML AllianceBernstein Large Cap Growth (???)	%	%
MML GMO Growth Equity (???)	%	%
MML Legg Mason Concentrated Growth (???)	%	%
MML OTC 100 (???)	%	%
MML T Rowe Price Blue Chip Growth (???)	%	%
Oppenheimer Capital Appreciation (???)	%	%
Large Cap Blend Funds:		
Fidelity® VIP Contrafund® (???)	%	%
MML Babson Enhanced Index Core Equity (???)	%	%
MML Capital Guardian Growth & Inc (???)	%	%
MML Equity Index (???)	%	%
Oppenheimer Main Street (???)	%	%
Large Cap Value Funds [1]*:*		
MML American Century Income & Growth (???)	%	%
MML Babson/Bernstein Equity (???)	%	%
MML Davis Large Cap Value (???)	%	%
MML T Rowe Price Equity Income (???)	%	%
Asset Allocation/Balanced Funds:		
MML Babson Blend (???)	%	%
MML Capital Guardian Asset Allocation (???)	%	%
Oppenheimer Balanced (???)	%	%
Fixed Income Funds:		
MML Babson Inflation-Protected Bond (???)	%	%
MML Babson Managed Bond (???)	%	%
Oppenheimer High Income (???)	%	%
Oppenheimer Strategic Bond (???)	%	%
Short Term/Stable Value Funds [1]*:*		
Oppenheimer Money (???)	%	%
Totals:	**100%**	**100%**

[1] *If you have elected the **MassMutual Payment Protector**[SM] rider, refer to the asset allocation parameters outlined in the instruction box of section 3A.*

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18.	Owner Agreement/Signature

• The person(s) signing below agree that:

• The Application—This is an Application for an annuity. The Application also includes any amendments to it.

• Changes and Corrections—Any change or correction of the Application may be shown on an amendment of Application attached to the Contract. Acceptance of any Contract issued will be acceptance of any change or correction of the Application made by the Company. Liability of Company – If a No Refund Annuity is purchased and death of all Annuitants occurs after payments begin there will be no liability on the part of the Company to refund the Single Purchase Payment or any part thereof and all liability of the Company will cease. Authority of Agents/Brokers – No agent/broker can change the terms of this Application or any Contract issued by the Company. No agent/broker can waive any of the Company’s rights or requirements, or extend the time for any premium payment.

• Taxpayer Identification – The Owner of the Contract applied for herein certifies, under penalties of perjury, that (i) the number referred to in section 1, 2 or 3 of this Application is his/her correct Taxpayer Identification Number (or he/she is waiting for a number to be issued); and (ii) he/she is not subject to backup withholding either because he/she has not been notified by the Internal Revenue Service (IRS) that he/she is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified him/her that he/she is no longer subject to backup withholding. If the IRS has notified said Owner that he/she is subject to backup withholding and he/she has not received notice from the IRS that backup withholding has terminated, he/she should strike out the language above that he/she is not subject to backup withholding due to notified Payee underreporting.

• Special State Specific Fraud Notices:

• CO: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

• DC: WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and / or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

• CT, GA, NE, TX, VT & WA: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an Application or files a claim containing a false or deceptive statement may be guilty of insurance fraud.

• NJ: Any person who includes any false or misleading information on an Application for an insurance policy is subject to criminal and civil penalties.

• NM: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an Application for insurance is guilty of a crime and may be subject to civil fines and criminal penalties.

• PA: Any person who knowingly and with intent to defraud any insurance company or other person files an Application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

• VA: None of the referenced Fraud Notices are applicable in the state of Virginia.

• All other states except VA: Any person who, with the intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an Application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

Massachusetts Mutual Life Insurance Company and its affiliates offer a variety of annuity products. These products may include fixed and variable immediate annuity Contracts as well as fixed and variable deferred annuity Contracts. The products are designed to satisfy a customer’s need for a long-term retirement product. Immediate annuities are designed for customers who desire to receive annuity payments rather than accumulate contract value. Deferred annuities are designed for customers who desire to accumulate contract value and receive annuity payments at a later date. Fixed annuity products (immediate and deferred) are designed for customers who have a low risk tolerance and seek a guaranteed rate of return. Variable annuity products (immediate and deferred) are designed for customers who have a higher risk tolerance. Please ask your producer for more information about these annuity contracts to determine which one is the best one for you.

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I have read the information contained in this Application pertaining to my right to make a direct rollover of eligible rollover distributions, which I may receive. By signing below, I waive my right to receive a reasonable time (at least 30 days' notice) to consider my rollover distribution options.

I understand how this annuity Contract fits within my overall financial needs and plan and that the annuity Contract value may increase or decrease, depending on the investment performance of the sub-accounts.

I hereby represent that the above information is correct and true to the best of my knowledge and belief.

Signed at: City	State	Date (mm/dd/yyyy)

Owner Signature

Joint Owner Signature (required if jointly owned)

Annuitant (required if Annuitant is other than Owner) Signature

Joint Annuitant (required if other than Joint Owner) Signature

19. REQUIRED REGISTERED REPRESENTATIVE REPLACEMENT QUESTION ***(Information to be completed by the Registered Representative.)***

APPLICATIONS THAT DO NOT CONTAIN THIS INFORMATION WILL NOT BE ACCEPTED.

Will the annuity applied for replace or change any existing individual or group life insurance or annuity? If yes, I have complied with all state replacement requirements. ☐ Yes ☐ No

I certify that a quote has been provided to the Owner(s).

I certify that I am state licensed for annuity contracts where this Application is written and delivered.

Pay Compensation to:
Firm Name & Address ______________________________

Please select one of the following commission options: [☐ Option A *(default option)* ☐ Option B ☐ Option C ☐ Option D ☐ Option E]

1. Signature of Registered Representative		Print Name	
License # Required		MM ID Code	% of Commission
Telephone # (including area code)	E-mail Address	Fax Number	

2. Signature of Second Registered Representative		Print Name	
License # Required		MM ID Code	% of Commission
Telephone # (including area code)	E-mail Address	Fax Number	

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